UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry in to a Material Definitive Agreement

On December 10, 2014, Registrant, and its subsidiary CTI Supply, Inc. entered into a Consignment and Pay by Scan Agreement (“Agreement”) with Food Lion Supply Chain Services, Inc. and Food Lion L.L.C.(“Food Lion”). The Agreement provides for Registrant and CTI Supply, Inc. to supply to the Food Lion chain of grocery stores all of Food Lion’s requirements for certain foil and latex balloons, helium and related products. The products are to be supplied on a consignment basis to Food Lion stores to be displayed and sold by such stores, with payment to be made for the products upon the sale thereof by the stores.

The Agreement is for a term commencing on January 1, 2015 and expiring on December 31, 2016. The Agreement automatically renews for additional one-year terms unless terminated by one of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: December 15, 2014	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
President